Exhibit 8.1

345 Park Avenue New York, NY 10154-1895	Direct 212.407.4000 Main 212.407.4000 Fax 212.407.4990

June 26, 2020

Biolase, Inc.

4 Cromwell

Irvine, CA 92618

Ladies and Gentlemen:

We have acted as counsel to Biolase, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (File No. 333-238914 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of (i) 15,000 non-transferable subscription rights (the “Rights”) to be distributed by the Company without consideration in connection with a rights offering (the “Rights Offering”) to holders of record of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) and to holders of record of certain Common Stock purchase warrants issued in June 2020, and (ii) 15,000 units (the “Units”) at a price of $1,000 per Unit, with each Unit consisting of (A) one share of the Company’s Series F Convertible Preferred Stock, par value $0.001 per share (“Preferred Stock”), with each share of Preferred Stock convertible into 2,500 shares of Common Stock (the “Conversion Shares”) and (B) 2,500 warrants, (the “Warrants”), with each Warrant to purchase one share of Common Stock (the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”).

For purposes of this opinion, we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibit thereto and such other documents and matters of law and fact as we have considered necessary or appropriate. In addition, we have not made an independent investigation or audit of the facts set forth in the above referenced documents or otherwise provided to us. We have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, (ii) that the Rights Offering will be consummated as described in the Registration Statement; (iii) that the statements concerning the terms of the Rights Offering set forth in the Registration Statement are true, complete and correct and will remain true, complete and correct at all relevant times; and (iv) that any such statements made in the Registration Statement qualified by knowledge, intention, belief or any other similar qualification are true, complete and correct, and will remain true, complete and correct at all relevant times, in each case as if made without such qualification. If any of the above described assumptions are untrue for any reason or if the Rights Offering is consummated in a manner that is different from the manner described in the Registration Statement, our opinion as expressed below may be adversely affected.

Biolase, Inc.

Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, we hereby confirm to you that the statements set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement, to the extent such statements summarize U.S. federal income tax law, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and therein, constitute our opinion as to the material United States federal income tax consequences of the Rights Offering to holders of Common Stock and to holders of certain Common Stock purchase warrants issued in June 2020. We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above. Our opinion set forth above is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, administrative pronouncements and judicial precedents, all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Rights Offering, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied may affect the validity of the opinion set forth herein. We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention.

Our opinion is not binding on the Internal Revenue Service or a court. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP